UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2003

VITAL IMAGES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-22229
(Commission File Number)

42-1321776
(IRS Employer Identification No.)

3300 Fernbrook Lane N., Suite 200, Plymouth Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 852-4100

Item 7.           Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press release announcing Vital Images move to NASDAQ National Market issued by Vital Images, Inc. on June 9, 2003.

Item 9.           Regulation FD Disclosure (including Item 12 information).

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead furnished under this “Item 9. Regulation FD Disclosure.”

On June 9, 2003, Vital Images, Inc. issued a press release announcing Vital Images move to NASDAQ National Market effective June 9, 2003.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VITAL IMAGES, INC.

June 10, 2003	/s/ Gregory S. Furness
Gregory S. Furness
Chief Financial Officer and Senior Vice President-Finance (Chief Financial Officer)